Exhibit 10-3-2
GANNETT SUPPLEMENTAL RETIREMENT PLAN
Restatement dated August 7, 2007
Amendment No. 2
Gannett Co., Inc. hereby makes the following clarifying amendment to the Gannett Supplemental Retirement Plan, restatement dated August 7, 2007, (the “Plan”), as follows:
Section 8.5(b) of the Plan is amended by adding the following new sentence to the end thereof:
For purposes of this Plan, any reference to “termination of employment”, “retirement” or similar term shall mean a “separation from service” within the meaning of Section 409A.
IN WITNESS WHEREOF, Gannett Co., Inc. has caused this Amendment to be executed by its duly authorized officer as of December 22, 2010.

GANNETT CO., INC.
By:	/s/ Roxanne V. Horning
	Name:	Roxanne V. Horning
	Title:	Senior Vice President/Human Resources